EXHIBIT 23.1






                         De Joya Griffith & Company, LLC
                    Certified Public Accountants & Consultants
                          2425 W. Horizon Ridge Parkway
                            Henderson, Nevada 89052

-----------------------------------------------------------------------------



INDEPENDENT AUDITORS' CONSENT

We consent to the use of Typhoon Tunes, Inc. on Form SB-2/A of our Auditors' Report, dated February 13, 2006, on the balance sheet of Typhoon Tunes, Inc. as of December 31, 2005 and the related statement of operations and accumulated deficit from inception, statement of changes in stockholders' equity, and statement of cash flows from inception to December 31, 2005.




/s/ De Joya Griffith & Company, LLC
May 11, 2006
Las Vegas, Nevada
















-----------------------------------------------------------------------------

          Telephone (702) 563-1600 - Facsimile (702) 920-8049